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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington,  D.C.  20549


                                 Form   8-K/A


          Filed as Amendment to 8-K Document filed March 25, 1998, Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report: Date of the reported event: April 26, 1999


                         WHITNEY AMERICAN CORPORATION
              (Exact name of registrant as specified in charter)


       DELAWARE                      0-22907                   84-1070022
(State of incorporation)     (Commission File Number)       (I.R.S. Employer
                                                         Identification Number)



           8150 Leesburg Pike, Suite 1200,  Vienna, Virginia   22182
             (Address of Principal Executive Offices and Zip Code)


                                (703) 893-0582
             (Registrant's telephone number, including area code)


                                (703) 893-5636
             (Registrant's facsimile number, including area code)
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Item 6. Resignation of a Director.

On April 26, 1999, Mr. Hector I. Hernandez tendered his resignation to the Registrant's Chairman of the Board, resigning his position as a Director of same, to take effect immediately. Original document on file with Registrant's Secretary.



                                  Signatures.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 28, 1999
Whitney American Corporation


By  /s/ Juan J. Gutierrez
    -----------------------------
    Chairman of the Board
     and Chief Executive Officer.